EXHIBIT 10.1
AGREEMENT ESTABLISHING ORANGE COUNTY
POUGHKEEPSIE LIMITED PARTNERSHIP
BETWEEN
NYNEX MOBILE COMMUNICATIONS COMPANY
AND
CONTEL CELLULAR, INC.
HIGHLAND TELEPHONE COMPANY
SYLVAN LAKE TELEPHONE COMPANY
TACONIC TELEPHONE CORPORATION
AND
WARWICK VALLEY TELEPHONE COMPANY
Dated as of April 21, 1987

TABLE OF CONTENTS

ARTICLE		PAGE
I	FORMATION OF LIMITED PARTNERSHIP	3
II	DEFINITIONS	3
III	REGULATORY MATTERS	4
IV	PARTNERSHIP OPERATIONS	5
V	CAPITALIZATION OF PARTNERSHIP	6
VI	ALLOCATIONS AND DISTRIBUTIONS	7
VII	RIGHTS AND POWERS OF PARTNERSHIP, GENERAL PARTNER, AND LIMITED PARTNERS	8
VIII	OBLIGATIONS OF GENERAL PARTNER	9
IX	BANKING, ACCOUNTING, BOOKS AND RECORDS	10
X	LIMITED PARTNERS	11
XI	TRANSFER OF LIMITED PARTNER’S INTEREST	11
XII	WITHDRAWAL BY LIMITED PARTNER	13
XIII	TRANSFER OF GENERAL PARTNER’S INTEREST	13
XIV	DISSOLUTION AND TERMINATION OF LIMITED PARTNERSHIP	14
XV	POWER OF ATTORNEY	15
XVI	EXCULPATION AND INDEMNIFICATION	16
XVII	AMENDMENTS	16
XVIII	TECHNOLOGY AND INFORMATION	16
XIX	MISCELLANEOUS PROVISIONS	17

APPENDIX A – WIRELINE SETTLEMENTS
APPENDIX B – INITIAL CAPITAL CONTRIBUTIONS OF GENERAL PARTNER AND LIMITED PARTNERS
APPENDIX C – ORANGE COUNTY AND POUGHKEEPSIE CELLULAR GEOGRAPHIC AREA

AGREEMENT ESTABLISHING
ORANGE COUNTY – POUGHKEEPSIE LIMITED PARTNERSHIP

THIS AGREEMENT is made as of June 23, 1986, by and between NYNEX MOBILE COMMUNICATIONS COMPANY, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at One Blue Hill Plaza, Pearl River, New York 10965 (“NYNEX”), CONTEL CELLULAR,  INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 245 Perimeter Center Parkway, Atlanta, Georgia 30346 (“CONTEL”), HIGHLAND TELPHONE COMPANY, a corporation organized and existing under the laws of the State of New York and having its principal place of business at 100 Midtown Plaza, Rochester, New York 14646 (“Highland”), SYLVAN LAKE TELPHONE COMPANY, a corporation organized and existing under the laws of the State of New York and having its principal place of business at 100 Midtown Plaza, Rochester, New York 14646 (“SYLVAN LAKE”), TACONIC TELEPHONE CORPORATION, a corporation organized and existing under the laws of the State of New York and having its principal place of business at Route 66, Taconic Place, Chatham, New York 12037 (“TACONIC”), and WARWICK VALLEY TELEPHONE COMPANY, a corporation organized and existing under the laws of the State of New York and having its principal place of business at 47-49 Main Street, Warwick, New York 10990 (“WARWICK”).  Subject to the terms and conditions hereof, NYNEX, as general partner shall have a 45% partnership interest hereunder, and is herein sometimes referred to as the “General Partner”.  CONTEL shall have a 25% partnership interest as a limited partner hereunder, HIGHLAND shall have a 7.5% partnership interest as a limited partner hereunder, SYLVAN LAKE shall have a 7.5% partnership interest as a limited partner hereunder, TACONIC shall have a 7.5% partnership interest as a limited partner hereunder, and WARWICK shall have a 7.5% partnership interest as a limited partner hereunder.  CONTEL, HIGHLAND, SYLVAN LAKE, TACONIC, and WARWICK are herein sometimes collectively referred to as the “Limited Partners.”  The General Partner and the Limited Partners are herein sometimes collectively referred to as the “Partners”.

WITNESSETH:

WHEREAS, each of the Partners (or, in certain cases, an affiliate of the Partners) presently provides wireline telephone service in the Orange County Metropolitan Statistical Area (“ORANGE COUNTY MSA”) or Poughkeepsie Metropolitan Statistical Area (“Poughkeepsie MSA”), and

WHEREAS, each of the Partners (or, in certain cases, an affiliate of the Partner) has submitted an application to the FCC for a permit to construct a cellular radio telecommunications system for mobile telephone communications services as defined in the FCC’s Final Report and Order in Docket Nos. 79-318 and 83-1096, as amended, in and for the Orange County MSA or for the Poughkeepsie MSA, and

WHEREAS, these applications are mutually exclusive; and

WHEREAS, CONTEL, HIGHLAND, SYLVAN LAKE, TACONIC and WARWICK desire to participate in providing such Cellular Service; and

WHEREAS, the Partners desire to further the objectives of the FCC in its cellular orders set forth in An Inquiry Into The Use of The Bands 825-845 MHz and 870-890 MHz for Cellular Communications Systems; and Amendment of Parts 2 and 22 of the Commission’s Rules Relative to Cellular Communications Systems (CC Docket No. 79-318), 86 F.C.C.2d 469 (1981) (“Final Decision”), modified as set forth in reconsideration order, 89 F.C.C. 2d 58 (1982) (“Reconsideration Order”), and as further modified as set forth in reconsideration order, 90 F.C.C. 2d 571 (1982) (“Further Reconsideration Order”) (the Final Decision, the Reconsideration Order and the Further Reconsideration Order being collectively referred to herein as the “Cellular Radio Decisions”) in expeditiously providing cellular service to the public and believe that this Agreement is consistent with the FCC’s cellular communications policy and is lawful and in the public interest; and

WHEREAS, CONTEL, HIGHLAND, SYLVAN LAKE, TACONIC, and WARWICK have entered into an agreement with the General Partner, a copy of which is attached as Appendix A hereto and is incorporated by reference herein and made a part hereof; and

WHEREAS, the Partners desire to form a limited partnership to arrange for the funding, establishment and provision of Cellular Service;

NOW, THEREFORE, it is mutually agreed that:

ARTICLE I
FORMATION OF LIMITED PARTNERSHIP

1.1
Formation. The Partners mutually covenant and agree and hereby do form a limited partnership pursuant to the provisions of Article 8 of the Partnership Law of the State of New York (“New York Limited Partnership Act”), in accordance with the further terms and provisions hereof.

1.2	Name and Office.
(a)
The Name of the Partnership is Orange-Poughkeepsie Limited Partnership and its business shall be carried on in this name with such variations and changes as the General Partner deems necessary to comply with requirements of the jurisdictions in which operations are conducted or as the General Partner deems necessary to change for any reasonable business purpose.

(b)
The principal office and place of business of the Partnership shall be maintained at One Blue Hill Plaza, Pearl River, New York 10965 or at such other location as the General Partner may from time to time select, upon prior written notice to the Limited Partners.

1.3
Business Purpose.  The purpose of the Partnership shall be to fund, establish and provide Cellular Service.  It is understood and agreed that Cellular Service provided by the Partnership shall initially be limited to that certain Cellular Geographic Service Area which is defined as the “CGSA” in Article II hereof and which is generally located within the boundaries of the Orange and Poughkeepsie SMSA’s, but may, subject to the provisions of Sections 5.4, 7.2(f) and 8.8 be expanded to include other areas or integrated into the service area of a larger region.  The Partnership may provide Cellular Service in the SMSA’s, or have such service provided by agreements with carriers in adjacent SMSA’s.

1.4
Effectiveness of the Agreement.  This Agreement shall become effective as of the date of execution by all parties.  Upon signing of this Agreement the General Partner shall file a Certificate of Limited Partnership with the appropriate state authorities.  The Partners agree to take no action inconsistent with the provisions of this Agreement during the period of time before this Agreement is approved by the FCC and shall reasonably support the Partnership’s interests in obtaining approval of this Agreement before the FCC and any other governmental authority.

ARTICLE II
DEFINITIONS

2.1
Affiliate.  A person, association, co-partnership, partnership, corporation or joint-stock company or trust (hereinafter “person”) that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person.  Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

2.2
Agreed Value.  The credit the General Partner receives in its capital account upon its initial Capital Contributions for contributed equipment and real property (including buildings) valued as set forth in Section 5.3.

2.3
Capital Contribution.  Funds paid or property contributed to the Partnership for the purchase of the Partnership Interests issued pursuant to Article V, in the amount and manner as set forth for the General Partner and the Limited Partners in Appendix B to this Agreement and as supplemented from time to time pursuant to Sections 5.2 and 5.3 hereof.

2.4
Cellular Service.  Any and all service at the wholesale level authorized by the FCC under Part 22, and amendments thereto, of its cellular rules as promulgated under the Cellular Radio Decisions and provided pursuant to the terms of this Agreement.

2.5
CGSA.  The Cellular Geographic Service Area designated in the attached Appendix C, which is contained within the boundaries of the Orange and Poughkeepsie SMSA’s and which constitutes the geographical limits of the area in which Cellular Service will initially be provided hereunder.

2.6	General Partner’s Interest. The Partnership Interest of the General Partner.

2.7
Initial Capital Account Amount.  The respective amounts initially credited to the capital account established for the General Partner and the Limited Partners pursuant to Section 5.1, which amounts shall equal the sum of the amount of cash and the Agreed Value contributed as provided in Section 5.1.

2.8
Initial Capital Requirements.  The total capital necessary to construct the cellular system for the SMSA and operate it for one year.  An estimate of those requirements is set forth in Appendix B, but such estimate is subject to change depending upon final system configuration and operation.

2.9	Limited Partner’s Interest. The Partnership Interest of a Limited Partner.

2.10
Partnership Interest.  The entire ownership interest of the General Partner or a Limited Partner in the Partnership at any particular time determined by the ratio which the General Partner’s or any such Limited Partner’s Capital Contribution bears to the aggregate Capital Contributions of the General Partner and the Limited Partners.  Such interest includes, without limitation, the interest of the General Partner or any such Limited Partner in the Partnership’s Income and Losses and any and all benefits to which the General Partner or any such Limited Partner may be entitled as provided in this Agreement and in the New York Limited Partnership Act, together with the obligations of the General Partner or any such Limited Partner to comply with all the terms and provisions of this Agreement and the New York Limited Partnership Act.

ARTICLE III
REGULATORY MATTERS

3.1
FCC Approval and Subsequent Transfer of General Partner’s Interest.  Pursuant to Section 13.1, the Limited Partners hereby consent to an assignment or other transfer by the General Partner of its General Partner’s Interest to an Affiliate of the General Partner which shall thereupon acquire all rights and obligations of, and shall in all ways be deemed to be, the General Partner hereunder; provided, however, that any Limited Partner, as a condition to the consent of such assignment, shall be entitled to receive from the General Partner an opinion of counsel that the desired assignment will not affect the classification of the Partnership as a partnership for Federal income tax purposes.   Such assignment or other transfer shall not result in or require dissolution or winding up the Partnership, and, as further provided in Section 13.1, each Limited Partner hereby votes to continue the business of the Partnership with the General Partner as so substituted.  The Limited Partners also hereby agree to amend this Agreement to reflect such assignment or other transfer.

3.2
Contingency.  The permits or licenses to be issued by regulatory authorities in connection with the provision of Cellular Service may be contingent during the pendency of litigation or regulatory action concerning the present wireline allocation; however, the pendency of such litigation or regulatory action shall not affect the Partners’ obligations under this Agreement.

3.3
Cooperation.  The Partners pledge their best efforts and mutual cooperation to permit the Partnership to (i) implement expeditiously Cellular Service and to provide Cellular Service and (ii) obtain all necessary approvals to provide Cellular Service.

3.4
Operational Date.  The Partnership shall be operational as of the date of this Agreement.  The Partners recognize that the date when on-line Cellular Service can first be offered to the public depends upon the date of any necessary capitalization approvals by the FCC, the time required to obtain wireline cellular licenses for providing such Cellular Service and other federal, state and local approvals, the time required to organize any necessary proposed affiliated companies and to vest them with appropriate authority to provide Cellular Service, and the time required to construct and test the cellular system taking into account the General Partner’s construction schedule and the cellular system manufacturer’s schedule.

ARTICLE IV
PARTNERSHIP OPERATIONS

4.1
Management and Operating Services.  The General Partner on behalf of the Partnership shall be responsible for obtaining interconnection with the landline network, for operating and maintaining the Cellular Service system, and for marketing Cellular Service.  In carrying out the Partnership’s responsibility to provide Cellular Service, the Partners hereto agree that the General Partner shall perform all activities and/or functions as the General Partner may deem necessary or appropriate to market and sell Cellular Service and to establish, operate, maintain and manage the Cellular Service system.  In accordance with Section 3.3, the Limited Partners agree to cooperate with the General Partner in the performance of such activities and functions.

The General Partner shall provide or arrange to have provided management and accounting services to the Partnership consisting of, but not limited to, maintaining books of record, opening bank accounts, preparing accounting reports (in accordance with generally accepted accounting principles, as varied by appropriate regulatory authorities), and other records or reports necessary to meet regulatory and legal filings, as the General Partner may deem necessary or appropriate.

4.2
Operating and Management Expenses.  The General Partner shall be reimbursed by the Partnership monthly beginning the month after the earlier of when the initial Capital Contribution was made or due, in accordance with Section 5.1, for any reasonable and necessary expenses incurred by the General Partner on behalf of the Partnership from the effective date of this Agreement in providing Cellular Service plus reasonable and necessary administrative and general overhead expenses, including, but not limited to, marketing, maintenance, message charges, facilities, engineering, customary legal, accounting and audit fees, development and implementation of billing procedures, expenses of preparing tax returns and reports, taxes, travel, office rent, telephone, salaries (including social security, relief, pensions and other benefits), cost of capital, and other incidental business expenses incurred by the General Partner on behalf of the Partnership in connection with the provision of Cellular Service.  The General Partner shall not be entitled to any profit in rendering such services to the Partnership, as described in this paragraph, it being understood that the General Partner will be entitled to its proportionate allocated share of income and losses as provided in Article VI.  Expenses incurred prior to the date of this Agreement shall not be reimbursed.

4.3
Ownership of Properties.  In addition to the properties contributed to the Partnership by the General Partner pursuant to Section 5.3, the Partnership shall acquire and hold in its name, directly or through license, all real and personal property, equipment, software and other assets required to provide Cellular Service.

4.4	Licenses/Authorizations. The General Partner shall, on behalf of the Partnership and consistent with Section 14.1,
(a)	cause to be transferred to the Partnership’s name all licenses, permits or other regulatory approvals necessary to provide Cellular Service;
(b)
if other local, state or federal licenses, permits, certificates of convenience, franchises, or other approvals or authorities are necessary to provide Cellular Service, make application to the appropriate authority.

ARTICLE V
CAPITALIZATION OF PARTNERSHIP

5.1
Initial Capital Contributions.  Initial Capital Contributions shall be as set forth in Appendix B hereto, as such Capital Contributions may be modified pursuant to Section 5.3.  Such initial Capital Contributions shall result in the following respective Partnership Interests for the Partners:

(a) 45.00% for NYNEX as General Partner,
(b) 25.00% for CONTEL as Limited Partner,
(c) 7.50% for HIGHLAND as Limited Partner,
(d) 7.50% for SYLVAN LAKE as Limited Partner,
(e) 7.50% for TACONIC as Limited Partner, and
(f) 7.50% for WARWICK as Limited Partner.

Initial Capital Contributions shall be made within sixty (60) days of receipt of written requests by the General Partner; provided, however, that no initial Capital Contributions shall be made prior to issuance by the FCC of a construction permit to the Partnership.  Capital Contributions may only be requested by the General Partner as they are needed to meet the financial obligations of the Partnership and operating and management expenses as set forth in Section 4.2.  The Limited Partners shall notify the General Partner in writing within ten (10) days after receipt of such requests, each notice stating whether or not the Limited Partner intends to make the requested initial Capital Contribution.  The Partners understand that the estimated contribution schedule under this Article V is intended for the purpose of this Agreement only and may not reflect the full level of expenditures or Capital Contributions.

5.2
Additional Capital Contributions.  From time to time additional capital may be required to be invested by the Partnership to fund expansion or operation of Cellular Service.  In the event the General Partner determines that additional capital is so needed, each Partner shall be entitled to provide all (but not part of) its share of additional capital in proportion to its then current Partnership Interest.  This additional funding is due and payable on the date set forth in a written notice requesting an additional Capital Contribution given by the General Partner to a Partner, which date shall not be less than thirty (30) days from the date of the notice.  Should any Partner decline to make such additional Capital Contribution, or fail to pay its contribution when due, the other Partners may contribute pro rata, according to their then current respective Partnership Interests, an aggregate amount equal to the additional Capital Contribution declined by the non-participating Partner(s), thereby increasing in such proportion the other Partners’ Partnership Interests.  In such event, the Partnership Interest of a non-participating Partner shall be diluted accordingly and such Partner shall be entitled to provide future additional capital only in proportion to its Partnership Interest as so revised.

5.3
Capital Contributions in Cash.  Funding of both initial and additional Capital Contributions to the Partnership shall be in cash and not real or personal property, provided, however, that with respect to their initial Capital Contribution the Partners may contribute, in lieu of or in addition to cash, real property (including buildings) and equipment acquired in anticipation of and for use by the Partnership in the provision of Cellular Service, subject to approval by all the partners.

The approximate or actual cost associated with and directly related to the acquisition of such real property (including buildings) and equipment is set forth in Appendix B.  The Partners agree that the fair market value of such contributed real property (including buildings) and equipment is to be determined on the basis of acquisition cost plus interest at prime plus one (1) percent compounded annually from the date of acquisition to (a) 60 days after issuance by the FCC of a construction permit to provide cellular service, or (b) the date by which all other initial Capital Contributions have been received, whichever period is shorter.  The Partners recognize the General Partner has acquired and will continue to acquire real property (including buildings) and equipment in anticipation of and for use by the Partnership in the provision of Cellular Service.  Additional real property (including buildings) and equipment may be purchased between execution of this Agreement and the date when the initial Capital Contribution is made and contributed to the Partnership.  Therefore, Appendix B may not list all such real property (including buildings) and equipment the General Partner would contribute to the Partnership.  In the event such further property or equipment is contributed (i) its fair market value shall be determined as set forth in this Section 5.3, and (ii) its fair market value shall be deducted from the cash portion of the General Partner’s initial Capital Contribution as set forth in Appendix B.

5.4
Additional Limited Partners.  In providing Cellular Service within the SMSA, the General Partner may invite one or more cellular carriers to become additional limited partners hereunder subject to approval by all Limited Partners.  In providing Cellular Service in areas adjoining the SMSA’s, the General Partner shall have the right to invite one or more cellular carriers not affiliated with the General Partner to become additional limited partners hereunder subject to approval by all Limited Partners.  The Limited Partners hereby consent to amend the Agreement to reflect any such inclusion.  In the event of any such addition (i) the new Limited Partner shall participate in the Partnership on the same terms and conditions as described herein (or as hereafter amended), and (ii) the Partnership Interests of the other Partners shall be adjusted according to their then current respective Partnership Interests.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

6.1
Capital Accounts.  A capital account shall be established for each Partner in such Partner’s Initial Capital Account Amount.  Any capital contributions or distributions of any property shall be credited or charged to the capital accounts of the Partners at such property’s fair market value.  The capital account of each Partner shall be credited with any additional capital contributions pursuant to Sections 5.2 and 5.3 and shall be charged with all distributions to said Partner.  Taxable income or loss allocated with respect to Section 6.2(b) shall be credited or charged to a Partner’s capital account.  A Partner may fund a capital contribution through a loan or third-party financing.  Such loan shall be repaid in accordance with the terms thereof and in no way shall be secured by or create any right in the assets of the Partnership.  Except as provided in Section 12.2, a Partner shall not be entitled to interest on its capital contributions or on its capital account.

6.2	Allocations of Income and Losses.
(a)
The net income and net losses of the Partnership for each fiscal year shall be determined in accordance with generally accepted accounting principles, as varied by appropriate regulatory authorities.  Such net income and net losses shall be allocated to the Partners in proportion to their respective Partnership Interests.

(b)
For income tax purposes, the taxable income or loss of the Partnership for any fiscal year (and each item of income, gain, loss, deduction and credit) shall be allocated to the Partners in proportion to their respective Partnership Interests, as adjusted pursuant to Section 706(d) of the Internal Revenue Code, if applicable. Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership’s taxable income or losses is credited or charged to a Partner’s capital account, every item of income, gain, loss or deduction entering into the computation of such taxable income or losses shall be considered credited or charged, as the case may be, and every item of credit or tax preference applicable to the period during which such taxable income or losses was realized shall be allocated, but not credited or charged, to such account in the same proportion.

(c)
If at the time any property is contributed to the Partnership, the Partner’s adjusted basis for Federal income tax purposes for such property differs from its fair market value (as credited to such Partner’s capital account pursuant to Section 6.1, the items of income, gain, loss, deduction and expense with respect to such contributed property for each year shall be allocated to the Partners pursuant to Section 704(c) of the Internal Revenue Code in a manner that takes into account that difference between adjusted basis and fair market value.  The capital accounts of the Partners shall not be adjusted by reason of amounts allocated to the Partners pursuant to the preceding sentence.  For purposes of adjusting the capital accounts of the Partners, the items of income, gain, loss, deduction and expense with respect to such contributed property for each year shall be computed as if each Partner’s adjusted basis for Federal income tax purposes in the property contributed to the Partnership equaled its fair market value, and the capital account of each Partner shall be credited or charged, as the case may be, with the percentage of each such item as so computed which equals the Partnership Interest of such Partner.  To the extent not inconsistent with the provisions of this section, the capital accounts of the Partners shall be maintained, and the Partnership’s items of income, gain, loss, deduction, expense and credit shall be allocated, in a manner consistent with Section 704 of the Internal Revenue Code and the Treasury Regulations promulgated under that Section.

6.3
Distributions.  Funds of the Partnership from all sources, less appropriate reserves as are determined by the General Partner to be reasonably necessary for future administrative and operating expenses, loan payments and other costs and expenses and contingencies, shall be distributed on a fiscal quarterly basis as promptly as practicable after the end of each quarter.  Each distribution pursuant to this Section 6.3 shall be made to the Partners in proportion to the daily weighted average of their respective Partnership Interests as in effect during the relevant quarterly time period.

ARTICLE VII
RIGHTS AND POWERS OF PARTNERSHIP, GENERAL PARTNER AND LIMITED PARTNERS

7.1
Partnership Powers.  In furtherance of the business purpose specified in Section 1.3, the Partnership, and the General Partner on behalf of the Partnership, shall be empowered to do or cause to be done any and all acts reasonably deemed by the General Partner to be necessary or appropriate in furtherance of the purposes of the Partnership or forebear from doing any act if the General Partner reasonably deems such forbearance necessary or appropriate in furtherance of the purposes of the Partnership, including without limitation, the power and authority:

(a)
To enter into, perform and carry out contracts and agreements of every kind necessary or incidental to the accomplishment of the Partnership’s purposes, including, without limitation, contracts and agreements with the General Partner and Affiliates of the General Partner, and to take or omit such other or further action in connection with the Partnership’s business as may be necessary or desirable in the opinion of the General Partner to further the purposes of the Partnership; provided, however, that any transaction between the Partnership and Partners or their Affiliates shall be documented and shall become part of the records of the Partnership;

(b)
To borrow from banks and other lenders, either directly or through Affiliates of the General partner, on such terms and conditions as shall be approved by the General Partner and to secure any such borrowings by mortgaging, pledging or assigning assets and revenues of the Partnership to the extent deemed necessary or desirable by the General Partner;

(c)
To invest such funds as are temporarily not required for Partnership purposes in short-term debt obligations selected by the General Partner including government securities, certificates of deposit of commercial banks (domestic or foreign), commercial paper, bankers’ acceptances and other money market instruments, either directly or through Affiliates of the General Partner; and

(d)	To carry on any other activities necessary to, in connection with, or incidental to any of the foregoing.

7.2	Powers of the General Partner. In addition to those powers vested pursuant to Section 7.1, the General Partner hereby is vested with the power to:
(a)	Manage, supervise and conduct the affairs of the Partnership;
(b)	Make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may be necessary or appropriate in connection with the business purposes of the Partnership;
(c)	Incur obligations or make payments on behalf of the Partnership in its own name or in the name of the Partnership;
(d)	Execute all instruments of any kind or character which the General Partner in its discretion shall deem necessary or appropriate in connection with the business purposes of the Partnership;
(e)	From time to time increase the coverage area of Cellular Service within the CGSA or to apply for regulatory approval to expand the geographic area of the CGSA; and
(f)
Subject to the provisions of Sections 5.2, 5.4 and 8.8 herein, apply to the FCC on behalf of the Partnership for permits and licenses to provide Cellular Service in the SMSA’s and on a de minimis basis outside the SMSA’s where such expansion appears to be economically justifiable and would result in Cellular Service being provided by the Partnership in a unified area, negotiate on behalf of the Partnership to reach mutually acceptable arrangements with other wireline carriers desiring to provide service in such areas and decide and conduct all matters pertaining to such applications and to the Cellular Service that may result from such applications.

7.3	Rights of Limited Partners. Each Limited Partner shall have the right to:
(a)	Inspect and copy, upon three (3) business days’ notice to the General Partner, any of the Partnership books of record, accounting records, financial statements or other records or reports;
(b)	Have on demand true and full information of all things affecting the Partnership, and a formal account of Partnership affairs whenever circumstances render it just and reasonable;
(c)	Audit, at its own expense and once every calendar year, the Partnership books of record, accounting records, and financial statements of the Partnership;
(d)	Have dissolution and winding up by decree of court when permitted under the New York Limited Partnership Act;
(e)
Meet with representatives of the General Partner on a quarterly basis at a time and place designated by the General Partner to consult with or advise the General Partner as to the operation of the Partnership (such meeting may be waived upon a unanimous vote of the Limited Partners); and

(f)
Inspect and copy, upon three (3) business days’ notice to the General Partner, the books of record, accounting records, financial statements or other records or reports of the General Partner relating to its operation of the Partnership;

(g)	Consent to the addition of additional Limited Partners as provided in Section 5.4.

7.4
Ownership or Conduct of Other Businesses.  Subject to the provisions of Section 8.8 and 10.4, the Partners may engage in or possess an interest in other business ventures of every kind and description.  Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in such independent business ventures or to the income or profits therefrom.

ARTICLE VIII
OBLIGATIONS OF GENERAL PARTNER

8.1	Duty of the General Partner. The General Partner will at all times act in the best interests of the Partnership.

8.2
Conduct of Business.  The General Partner shall manage and provide administrative services to the Partnership, and shall execute all contracts, agreements and instruments as the General Partner reasonably may deem necessary or desirable to carry on the purpose of the Partnership.

8.3
Filings.  The General Partner shall file all certificates, notices, statements or other instruments required by law for the formation, operation and termination of the Partnership and its business in all appropriate jurisdictions and shall prepare and file all necessary Partnership tax returns.  The General Partner shall advise the Limited Partners of any elections under applicable tax laws that may affect Partnership Income or Losses.

8.4
Maintain Accounts.  Pursuant to the provisions of this Agreement, the General Partner shall maintain or cause to be maintained capital accounts on the books and records of the Partnership in respect of each Partnership interest.

8.5
Financial Reports.  The General Partner shall furnish annual audited Partnership financial statements examined by a recognized firm of independent certified public accountants and quarterly unaudited Partnership financial statements to the Limited Partners.  Quarterly unaudited financial statements will be furnished to the Limited Partners within fifteen (15) business days after the close of each quarter and be certified by an officer of the General Partner.  Year-end financial statements will be made available to the Limited Partners as soon as possible but not later than sixty (60) business days after the close of the fiscal year.

8.6
Performance of Partnership Obligations.  The General Partner shall use its best efforts to cause the Partnership to observe and perform each and every obligation under all agreements and undertakings made by the Partnership or imposed on the Partnership by law or regulatory authority.

8.7
Resale of Cellular Service.  Nothing herein shall preclude the General Partner or an Affiliate thereof from reselling Cellular Service or selling or leasing terminal equipment used in connection with Cellular Service independently from the Partnership whether within or outside the SMSA.  Neither the General Partner nor any Affiliates thereof shall be funded or staffed by the Partnership for such provision of Cellular Service or resale activity and any transactions between the General Partner or any such Affiliate and the Partnership shall be on an arms-length basis and on prices, terms and conditions equivalent to the prices, terms and conditions of any agreements between the Partnership and other resellers of Cellular Service.  Nothing herein shall require the General Partner to resell Cellular Service or to sell or lease mobile terminal equipment used in connection with Cellular Service on behalf of the Partnership within or outside the SMSA’s.

8.8
Cellular Service in Other Areas.  Nothing herein shall preclude the General Partner or Limited Partners, or Affiliates thereof from providing Cellular Service independently from the Partnership in areas other than the SMSA’s.  Applications by the General Partner, or Limited Partners, or Affiliates thereof, to provide Cellular Service in the SMSA’s but not within another SMSA, excluding de minimis extensions, shall be deemed to be made on behalf of the Partnership pursuant to the terms of Section 7.2(f).

ARTICLE IX
BANKING, ACCOUNTING, BOOKS AND RECORDS

9.1
Banking.  Except as provided in Section 7.1, all funds of the Partnership shall be deposited in a separate bank account or accounts as shall be established and designated by the General Partner.  Withdrawals from any such bank account shall be made upon such signature or signatures as the General Partner may designate.

9.2
Maintenance of Books and Accounting Method.  The General Partner shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books of account in accordance with generally accepted accounting principles, as varied by appropriate regulatory authorities.  Such books and records shall be maintained or available on notice at the principal place of business of the General Partner and be made available for reasonable inspection, examination and copying by the Limited Partners or their respective duly authorized agents or representatives upon three (3) business days’ notice to the General Partner.

9.3
Fiscal Year; Partnership Tax Return.  The fiscal year of the Partnership shall begin on the first day of January in each year and end on the 31st day of December in each year.  The General Partner shall cause to be filed the Federal income tax partnership return and all other tax returns required to be filed for the Partnership for all applicable tax years, and shall furnish as promptly as practicable a statement of each Limited Partner’s allocated share of income, gains, losses, deductions and credits for such taxable year.

ARTICLE X
LIMITED PARTNERS

10.1
Limited Partners Not to Take Part in Business.  The Limited Partners, acting in their capacity as a Limited Partner, shall not take part in, or interfere in any manner with, the conduct or control of the Partnership business, nor shall the Limited Partners have any right or authority to act for or bind the Partnership.

10.2
Limitation on Liability of Limited Partners.  The liability of each Limited Partner to provide funds or any other property to the Partnership shall be limited to the amount of Capital Contributions which the Limited Partner makes or otherwise agrees to make pursuant to the provision s of Article V.  The obligation of any Limited Partner to return any distributions previously made shall be as set forth in the New York Limited Partnership Act.  Subject to the provisions of the New York Limited Partnership Act, the Limited Partner shall have no further liability to contribute money to the Partnership for, or in respect of, the liabilities or obligations of the Partnership and shall not be personally liable for any obligations of the Partnership.

10.3
Resale of Cellular Service.  Nothing herein shall preclude any Limited Partner or an Affiliate thereof from reselling Cellular Service or selling or leasing terminal equipment used in connection with Cellular Service independently from the Partnership, whether within or outside the SMSA’s.  Neither the Limited Partners nor any Affiliates thereof shall be funded or staffed by the Partnership for such provision of Cellular Service or resale activities and any transactions between any such Limited Partner or Affiliate and the Partnership shall be on an arms-length basis and on prices, terms and conditions equivalent to the prices, terms and conditions of any agreements between the Partnership and other resellers of Cellular Service.

10.4
Cellular Service in Other Areas.  Nothing herein shall preclude any Limited Partner or an Affiliate thereof from providing Cellular Service in areas other than the SMSA’s.  No Limited Partner or Affiliate thereof shall provide Cellular Service in areas within the SMSA’s without the consent of the General Partner until after the date of the expiration of the wireline allocation of the FCC as specified in the Cellular Radio Decisions.  Any such Limited Partner or Affiliate shall however withdraw from the Partnership pursuant to Article XII prior to seeking any regulatory approval to provide Cellular Service within the SMSA’s.

ARTICLE XI
TRANSFER OF LIMITED PARTNER’S INTEREST

11.1
Limitation on Transfer; Right of First Refusal.  Any Limited Partner may transfer its Partnership Interest to an Affiliate thereof at any time without any consent or restriction from the General Partner or any other Limited Partner.  Otherwise, there shall be no sale, exchange or other transfer or assignment of the whole or any portion of any Limited Partner’s Interest without the prior written consent of the General Partner, which consent shall not be unreasonably withheld.  In addition, before any Limited Partner sells any part of its Partnership Interest to a non-Affiliate of such Limited Partner, it shall offer, by giving written notice to the General partner, that interest to all of the other Partners for the price at which and the terms under which such non-Affiliate has offered in writing to pay for such interest.  The General Partner, in turn, shall forward such notice to all other Limited Partners.  Each Partner shall initially be entitled to purchase that fraction of the offering Partner’s interest equal to its Partnership Interest divided by the Partnership Interests of all non-selling Partners.  If any Partner(s) declines to exercise its right of purchase hereunder, the other Partners electing to exercise that right shall be entitled to purchase that portion of the interest intended to be sold that has been declined by the other Partner(s) in amounts allocably determined pursuant to reapplication of the principles set forth in this Section 11.1, excluding from consideration the Partnership Interests of the selling and declining Partners. Each non-selling Partner shall notify the General Partner and the selling Limited Partner, in writing, of its intention to exercise or not to exercise its purchase rights hereunder within thirty (30) days following receipt of the offer of sale.  The General Partner shall promptly notify each Limited Partner of the elections by the other Limited Partners.  Subsequent written notifications, if necessary, shall be required within ten (10) days after receipt by the Limited Partners which have not previously declined to exercise their rights of purchase, of their intentions with respect to that portion of the selling Limited Partner’s Partnership Interest still subject to a right of purchase.  No portion of an interest offered under this Section 11.1 shall be permitted to be purchased by any Partner pursuant to this Section 11.1 unless the entire interest offered is purchased by one or more Partners.

11.2	Substitute Limited Partner. No assignee, purchaser or transferee of the whole or any portion of any Limited Partner’s Interest shall have the right to become a substitute Limited Partner, unless:
(a)	The transferring Limited Partner has designated such intention in a written instrument of assignment, sale or transfer, a copy of which has been delivered to the General Partner;
(b)	The Partners have elected not to purchase such Limited Partner’s interest pursuant to 11.1;
(c)	The person acquiring the Limited Partner’s Interest has adopted and agreed in writing to be bound by all of the provisions hereof, as the same may have been amended;
(d)
All documents reasonably required by the General Partner and the New York Limited Partnership Act to effect the substitution of the person acquiring the Limited Partner’s Interest as a Limited Partner shall have been executed and filed at no cost to the Partnership; and

(e)	Any necessary prior consents have been obtained from any regulatory authorities.

Provided, however, that subsections (a) and (b) above shall not apply in the case of an assignment or sale to an Affiliate of the assignor or seller.

11.3
Indemnification.  Each Limited Partner transferring a Limited Partner’s Interest hereby indemnifies the Partnership and the other Partners against any and all loss, damage or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer in violation of any provision contained in this Article XI.

11.4	Distribution and Allocation Subsequent to Transfer.
(a)
Except as otherwise required by Sections 706(c) or (d) of the Internal Revenue Code, as between a Partner who has transferred its Partnership Interest or any portion thereof and its transferee, all taxable income and losses for any fiscal year shall be apportioned on the basis of the number of days in such year that each was the holder of such interest, without regard to the results of the Partnership’s operations during the period before and after the date of such transfer; provided, however, that if (i) the transferor, transferee and any other Partner consent thereto, and (ii) the transferee undertakes to pay the reasonable costs thereof, a special closing of books shall be undertaken as of the closing date of the transfer.

(b)	The effective date of transfer of a Limited Partner’s Interest or any portion thereof shall be the date designated by the transferring Limited Partner.

ARTICLE XII
WITHDRAWAL BY LIMITED PARTNER

12.1	Withdrawal.
(a)	Effective upon thirty (30) days’ written notice to each Partner, any Limited Partner may withdraw from the Partnership subject to any required regulatory approval.
(b)
Any Limited Partner shall promptly withdraw from the Partnership upon the occurrence of default in performance by such Limited Partner of any obligation under this Agreement if such default shall not be corrected within sixty (60) days after the same shall be called to the attention of such Limited Partner by the General Partner by written notice specifying the thing or matter in default and the General Partner chooses to insist upon such withdrawal.  Provided, however, that such sixty (60) day period shall cease to run during the pendency of any arbitration proceeding instituted pursuant to Section 19.9 to determine the existence of such a default.  The General Partner shall notify each non-defaulting Limited Partner of such default in performance.

(c)	Any Limited Partner shall promptly withdraw upon the bankruptcy or assignment for the benefit of creditors of such Limited Partner.
(d)	Any Limited Partner shall promptly withdraw upon failure by such Limited Partner to make its initial Capital Contribution pursuant to Section 5.1.
(e)	Upon withdrawal pursuant to (a), (b), or (c) above, the Limited Partner so withdrawing shall, subject to the provisions of Section 12.2, receive distribution of its capital account in cash.
(f)	Upon withdrawal pursuant to (a), (b), (c), or (d) above, the proportionate Partnership Interests of the remaining Limited Partners shall be increased pro rata to reflect such withdrawal.

12.2
Distribution on Withdrawal.  If distribution is made pursuant to Section 12.1, amounts payable to the Limited Partner so withdrawing shall be paid to such Limited Partner by the Partnership and may at the General Partner’s option and consistent with regulatory and other legal constraints, be paid in equal annual payments including interest over a period not to exceed three (3) years in order to provide the Partnership sufficient time to raise capital to replace that capital being withdrawn and to ensure the continued provision of Cellular Service.  Such interest shall be calculated at a rate equal to one point above the average daily prime interest rate for the year preceeding the date on which a payment is made and which had been charged on new borrowings by Citibank, N.A., The Chase Manhattan Bank, N.A., and Morgan Guaranty Trust Company of New York as applied to the outstanding balance due.

ARTICLE XIII
TRANSFER OF GENERAL PARTNER’S INTEREST

13.1
Assignment.  Except as provided in Section 3.1, the General Partner may transfer or assign its General Partner’s Interest only after written notice to all the other Partners who shall unanimously vote to permit such transfer and to continue the business of the Partnership with the assignee of the General Partner.  Any such transfer or assignment shall be subject to required regulatory approval.

13.2
Withdrawals.  Withdrawal of the General Partner will cause the dissolution and termination of the Partnership in accordance with the terms of Article XIV except in the case of assignments or sale as provided in Sections 3.1 and 13.1.  The General Partner may not withdraw until it has given the other Partners ninety (90) days’ notice.  If during that time the other Partners unanimously designate a substitute General Partner who will agree to purchase the General Partner’s Interest on terms acceptable to the General Partner and continue the business of the Partnership, subject to required regulatory approval, the General Partner agrees to transfer or assign its Interests to the designated General Partner.  The General Partner shall not unreasonably withhold its acceptance of terms for purchase of its Partnership Interest proposed by the substitute General Partner.

ARTICLE XIV
DISSOLUTION AND TERMINATION OF LIMITED PARTNERSHIP

14.1	Dissolution. The Partnership shall be dissolved and terminated if:
(a)
The FCC approves this Agreement subject to terms and conditions that are unacceptable to both the General Partner and one Limited Partner and all available administrative and judicial appeals of such FCC approval have been finally exhausted;

(b)
The Cellular Radio Decisions are not continued in substantially the same form and such change materially adversely impacts the Partnership’s ability to conduct its business and all available administrative and judicial appeals regarding such Cellular Radio Decisions have been finally exhausted;

(c)	The FCC finally denies licenses to the Partnership thereby precluding it from constructing or providing Cellular Service;
(d)
The Partnership applies for and is finally denied state or other regulatory approvals or is granted such approval subject to terms and conditions that are unacceptable to both the General Partner and one Limited Partner on the grounds such that denial or conditional grant has a materially adverse impact on the Partnership’s ability to conduct its business; or

(e)	The Partners unanimously agree to dissolve and terminate the Partnership and receive any approvals required by the FCC or any other regulatory authority for such dissolution and termination.
(f)	The General Partner withdraws pursuant to Section 13.2, except in the case of assignments or sale as provided in Sections 3.1 and 13.1.

Regarding (c) and (d) above, any such denial of regulatory approval shall not be considered finally denied until all available administrative and judicial appeals of such denial have been finally exhausted.

14.2
Distribution Upon Dissolution.  Upon dissolution of the Partnership, the General Partner shall proceed, subject to the provisions herein, to liquidate the Partnership and apply the proceeds of such liquidation, or to distribute Partnership assets, in the following order of priority:

(a)
To creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership other than liabilities for distributions to Partners under Articles XII and XIII;

(b)
To the establishment of any reserve which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.  Such reserve may be paid over by the General Partner to any attorney at law, or other acceptable party, as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the General Partner, for distribution of the balance, in the manner hereinafter provided in this Paragraph;

(c)	To Partners and former Partners in satisfaction of liabilities for distributions under Articles XII and XIII; and
(d)
To Partners first for the return of their capital accounts as set forth in Section 6.1 in proportion to the Partners’ respective capital accounts at the time of such dissolution, with any remaining Partnership assets being distributed in proportion to the Partners’ respective Partnership Interests on the date of dissolution.

14.3
Distributions in Cash or in Kind.  Upon dissolution, the General Partner may in its discretion (a) liquidate all or a portion of the Partnership assets and apply the proceeds of such liquidation in the priorities set forth in Section 14.2 or (b) hire independent recognized appraisers to appraise the fair market value of Partnership assets not sold or otherwise disposed of (the cost of such appraisal to be considered a debt of the Partnership), allocate any unrealized gain or loss to the Partners’ capital accounts as though the properties in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with the priorities as set forth in Section 14.2.  The General Partner may determine in its sole discretion whether undivided portions of assets distributed in kind will be distributed pro rata to Partners in accordance with their respective Partnership Interests at the time of dissolution or assets may be distributed otherwise in accordance with their respective Partnership Interests at the time of dissolution; provided, however, that any distributions of unrealized receivables or substantially appreciated inventory within the meaning of Section 751 of the Internal Revenue Code shall be made proportionately to the Partners’ Partnership Interests at the time of dissolution unless the Partners otherwise unanimously agree.  To the extent practicable such distributions will take into account the interests of the Limited Partners.  In the case of any distribution in kind of Partnership assets under this Section to a Partner, the fair market value of the asset determined by appraisal as provided above shall be applied against the Partner’s capital account.

14.4
Time for Liquidation.  A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses which otherwise might be incurred.

14.5
Termination.  Upon compliance with the foregoing distribution plan the Partnership shall cease to be such, and the General Partner shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership pursuant to the power of attorney contained in Article XV.

14.6
General Partner Not Liable for Return of Distribution.  The General Partner shall not be liable for any distribution required pursuant to Sections 14.2 (b), (c) and (d) and such distribution shall be made solely from available Partnership assets, if any.

14.7
General Partner’s Right to Continue Providing Cellular Service.  Each Limited Partner hereby agrees that, in the event that such Limited Partner withdraws pursuant to Article XII or the Partnership is dissolved pursuant to Articles XIII or XIV, the General Partner shall have the right to provide Cellular Service either singly or with others, subject to any necessary regulatory approval.

ARTICLE XV
POWER OF ATTORNEY

15.1
Grant of Power of Attorney.  Each Limited Partner hereby irrevocably constitutes and appoints the General Partner as its true and lawful attorney and agent, in its name, place and stead to make, execute, acknowledge and, if necessary, file and record:

(a)
Any certificates or other instruments or amendments thereof which the Partnership may be required to file under the laws of each state governing this Agreement or pursuant to the requirements of any governmental authority having jurisdiction over the Partnership or which the General Partner shall deem it advisable to file, including, without limitation, this Agreement, any amended Agreement and a certificate of cancellation as provided in Section 14.5.

(b)
Any certificates or other instruments (including counterparts of this Agreement with such changes as may be required by the law of other jurisdictions) and all amendments thereto which the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partner has limited liability) and to preserve the limited liability status of the Partnership in the jurisdictions in which the Partnership may own properties, conduct business and acquire investment interests.

(c)
Any certificates or other instruments which may be required to admit additional or substitute Limited Partners pursuant to the terms of this Agreement, to reflect the withdrawal of any Limited Partner, to reflect changes in capital contributions or changes in respective Partnership Interests of the Partners or to effectuate the dissolution and termination of the Partnership, pursuant to Article XIV.

(d)	Any amendments to any certificate necessary to reflect any other changes made pursuant to the exercise of the powers of attorney contained in this Article XV.

15.2
Irrevocable and Coupled with an Interest; Copies to be Transmitted.  The powers of attorney granted under Section 15.1 shall be deemed irrevocable and to be coupled with an interest.  A copy of each document executed by the General Partner pursuant to the powers of attorney granted in Section 15.1 shall be transmitted to each Limited Partner promptly after the date of the execution of any such document.

15.3
Survival of Power of Attorney.  The powers of attorney granted in Section 15.1 shall survive delivery of an assignment by a Limited Partner of the whole or any portion of its Limited Partner’s Interest, except that if such assignment was of all of its Limited Partners’ Interest and the substitution of the assignee as a Limited Partner has been consented to by the General Partner, the foregoing powers of attorney shall survive the delivery of such assignment for the purpose of enabling the General Partner to execute, acknowledge and file any and all certificates and other instruments necessary to effectuate the substitution of the assignee as a Limited Partner.  Such powers of attorney shall survive the dissolution or termination of a Limited Partner and shall extend to such Limited Partner’s successors and assigns.

15.4
Limitation on Power of Attorney.  Except as set forth in this Article XV, the General Partner may not modify the terms of this power of attorney or this Agreement without the written consent of all the Limited Partners.  The powers of attorney granted under Section 15.1 of this Article cannot be utilized by the General Partner to increase or extend any financial obligation or liability of any Limited Partner without the written consent of such Limited Partner.

ARTICLE XVI
EXCULPATION AND INDEMNIFICATION

16.1
Exculpation of the General Partner.  The General Partner will not be liable for any loss to the Partnership or the Limited Partners by reason of any act or failure to act unless the General Partner was guilty of willful misconduct or gross negligence.

16.2
Indemnification of the General Partner.  The Partnership shall indemnify the General Partner against any loss or damage incurred by the General Partner (including legal expenses) by reason of any acts performed or not performed by the General Partner for and on behalf of the Partnership, unless the General Partner was guilty of willful misconduct or gross negligence.  The General Partner shall indemnify the Partnership against any damages incurred by reason of the General Partner’s willful misconduct or gross negligence.

ARTICLE XVII
AMENDMENTS

17.1
Amendments.  Except for amendments made in accordance with this Agreement in connection with assignments of Partnership Interests by Partners to their Affiliates and to reflect additional or substitute Partners or changes in Capital Contributions, this Agreement may not be amended except upon written consent of the General Partner and all the Limited Partners.

17.2
Execution of Amended Agreements.  Each Limited Partner agrees to execute or cause to be executed promptly any amendments to this Agreement and certificates of the Partnership reasonably requested by the General Partner and authorized under Section 17.1.

ARTICLE XVIII
TECHNOLOGY AND INFORMATION

18.1
Technology License.  The General Partner shall, on behalf of the Partnership, obtain the right to use hardware and software technology associated with Cellular Service.  The General Partner is hereby authorized, on behalf of the Partnership, to engage in negotiations and to enter into contracts for licenses to use cellular hardware, software or related processes.  In general, such contracts shall be merely right-to-use contracts and will not vest any title in any Partner to this Agreement.

18.2
Proprietary Information.  All information, including but not limited to specifications, microfilm, photocopies, keypunch cards, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, customer information, financial reports, and market data marked or identified in writing as proprietary (all hereinafter designated as “Proprietary Information”) furnished to or obtained by a Partner from any other Partner, whether written or oral or in other form, shall remain the disclosing Partner’s property.  All copies of such information, whether written, graphic or other tangible form, shall be returned to the disclosing Partner upon the disclosing Partner’s request except that one copy may be retained for archival purposes.  Unless otherwise agreed, no obligation hereunder shall extend beyond five (5) years from the date of receipt of such information and the obligation does not apply to such Proprietary Information as was previously known to the receiving Partner free of any obligation to keep it confidential or has been or is subsequently made public by the disclosing Partner or a third party.  Such Proprietary Information shall be kept confidential by the receiving Partner and shall be used only for performing the covenants contained in this Agreement and may be used for such other purposes only upon such terms as may be agreed upon between the disclosing Partner and receiving Partner in writing.

ARTICLE XIX
MISCELLANEOUS PROVISIONS

19.1	Warranties. Each Partner warrants as follows:
(a) It has the legal capacity to enter into and execute this Agreement, and
(b) This Agreement does not breach any of its existing agreements with other parties.

19.2	Table of Contents and Headings. The table of contents and the headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

19.3
Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Partners and any additional or substitute Limited Partner or General Partner and to their respective successors and assigns except that nothing contained in this Section shall be construed to permit any attempted assignment or other transfer which would be unauthorized by or void pursuant to any other provision of this Agreement.

19.4
Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement; provided, however, that the general intent of this Agreement shall not be voided thereby.

19.5
Non-Waiver.  No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Partner claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the Partner or Partners in whose favor the waiver was given.

19.6
Applicable Law.  This Agreement and the rights and obligations of the Partners shall be interpreted in accordance with the internal laws of the State of New York.  The Partnership will be bound by and fully comply with any applicable provisions of the equal employment opportunity laws, including any executive orders issued thereunder.

19.7
Entire Agreement.  This Agreement constitutes the entire Limited Partnership Agreement between the Partners and (a) shall supersede all previous negotiations, commitments, representations and writing, and (b) to the extent inconsistent with any provision contained in the documents attached hereto as Appendix A, shall supersede such provision, and without limiting the foregoing, there shall be no requirement for the Partners to make additional Capital Contributions by virtue of anything contained in Appendix A.

19.8
Notices.  All notices given by any Partner to any other Partner under this Agreement shall be in writing, registered or certified mail, postage prepaid, addressed as follows (or to such other address as a Partner may specify in such a notice to all other Partners):

General Partner:	NYNEX Mobile Communications Company
One Blue Hill Plaza
P.O. Box 1567
Pearl River, New York 10965-8567

	Att:	Charles J. Many
President

Limited Partner:	CONTEL Cellular, Inc.
245 Perimeter Center Parkway
Atlanta, Georgia 30346

	Att:	President

Limited Partner:	Highland Telephone Company
100 Midtown Plaza
Rochester, New York 14646

	Att:	President

Limited Partner:	Sylvan Lake Telephone Company
100 Midtown Plaza
Rochester, New York 14646

	Att:	President

Limited Partner:	Taconic Telephone Corporation
Route 66, Taconic Place
Chatham, New York 12037

	Att:	President

Limited Partner:	Warwick Valley Telephone Company
47-49 Main Street
Warwick, New York 10990

	Att:	President

Such notices shall be effective on the third business day subsequent to the date of mailing.

19.9	Arbitration.
(a)
In case any disagreement with respect to this Agreement which cannot be resolved by negotiation, shall arise between any Limited Partner or group of Limited Partners and the General Partner, the General Partner or such Limited Partner or group of Limited Partners may initiate proceedings to submit such disagreement to arbitration by serving written notice of arbitration on the other party, which notice shall include appointment of an arbitrator, naming such arbitrator.  Within thirty (30) days after the date that such notice is deemed to be given, pursuant to the provisions of Section 19.8, the Partner (or group thereof, if applicable) to whom such notice is given shall similarly appoint an arbitrator by giving like written notice to the initiating Partner of Partners; or, failing to make such appointment, the arbitrator initially appointed shall be empowered to act as the sole arbitrator and to render a binding decision.  In such event, such sole arbitrator shall set a date for hearing the dispute not later than ninety (90) days after the date of his appointment, and shall render his decision in writing to the disputing Partners not later than sixty (60) days after the last hearing date.

(b)
In the event that the disputing Partners duly appoint arbitrators pursuant to subparagraph (a) above, the two arbitrators so appointed shall, within thirty (30) days after the appointment of the later of them to be appointed, select a third arbitrator who shall act as Chairman of the arbitration panel.  Such arbitration panel shall set a time for the hearing of the dispute which shall not be later than sixty (60) days after the date of appointment of the third arbitrator, and the final decision of the arbitrators shall be rendered in writing to the disputing Partners not later than sixty (60) days after the last hearing date.

(c)
In the event that the arbitrators appointed by the disputing Partners are not able within thirty (30) days after the appointment of the later of them to be appointed to agree on the selection of a third arbitrator, either one of them may request the American Arbitration Association to select a third arbitrator, and the selection of such third arbitrator by such Association shall be binding.

(d)	The place of any arbitration shall be New York, New York or at such other place as agreed to by the disputing Partners.
(e)
The arbitration shall be conducted in accordance with the rules of the American Arbitration Association then prevailing, and the decision of the arbitrator or arbitrators, as the case may be, shall be final and binding on the disputing Partners, and shall be enforceable in the courts of the United States.

19.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized representatives.

General Partner	NYNEX Mobile Communications Company
Attest:	By:
Title:	Title:
Date:	Date:

Limited Partner	CONTEL CELLULAR, INC.
Attest:	By:
Title:	Title:
Date:	Date:

Limited Partner	HIGHLAND TELEPHONE COMPANY
Attest:	By:
Title:	Title:
Date:	Date:

Limited Partner	SYLVAN LAKE TELEPHONE COMPANY
Attest:	By:
Title:	Title:
Date:	Date:

Limited Partner	TACONIC TELEPHONE CORPORATION
Attest:	By:
Title:	Title:
Date:	Date:

Limited Partner	WARWICK VALLEY TELEPHONE COMPANY
Attest:	By:
Title:	Title:
Date:	Date:

APPENDIX A

ORANGE COUNTY SETTLEMENT
POUGHKEEPSIE MSA SETTLEMENT

APPENDIX B

ORANGE COUNTY – POUGHKEEPSIE LIMITED PARTNERSHIP

As of April 21, 1987
Prepaid Expenses	- 0 -

Land	- 0 -

Capitalized Operating Costs	- 0 -

Deferred Charges – Land Lease Options	- 0 -

Total Assets	- 0 –

APPROXIMATE INITIAL CAPITAL

CONTRIBUTIONS

For NYNEX as General Partner (45%0	$1,395,000.00 (Cash)

For CONTEL as Limited Partner (25%)	775,000.00 (Cash)

For HIGHLAND as Limited Partner (7.5%)	232,500.00 (Cash)*

For Sylvan Lake as Limited Partner (7.5%)	232,500.00 (Cash)*

For Taconic as Limited Partner (7.5%)	232,500.00 (Cash)

For Warwick as Limited Partner (7.5%)	232,500.00 (Cash)

*The aggregate of contributions by HIGHLAND and Sylvan Lake shall not exceed 300,000 (cash) in calendar year 1987.

APPENDIX C

ORANGE/POUGHKEEPSIE PARTNERSHIP
PROPOSED CELLULAR SERVICE COVERAGE